As filed with the U.S. Securities and Exchange Commission on June 25, 2014	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1807304 (I.R.S. Employer Identification Number)

United Community Banks, Inc.
125 Highway 515 East
Blairsville, Georgia 30512
(706) 781-2265
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jimmy C. Tallent 125 Highway 515 East Blairsville, Georgia 30512 (706) 781-2265 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens
Troutman Sanders LLP
600 Peachtree Street, NE Suite 5200
Atlanta, Georgia 30308
(404) 885-3000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 Par Value	500,000	$16.66	$8,330,000	$1,073
Total			$8,330,000	$1,073

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)
Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on June 20, 2014, as reported by the Nasdaq Global Select Market.

PROSPECTUS

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

500,000 SHARES
COMMON STOCK
$1.00 PAR VALUE

United Community Banks, Inc. (“United”) is offering to its shareholders participation in its Dividend Reinvestment and Share Purchase Plan (the “Plan”), which is designed to provide Plan participants a convenient method to automatically reinvest cash dividends and make voluntary cash contributions to purchase shares of United’s common stock. The terms and provisions of the Plan are summarized in question and answer format in this prospectus.

Reinvested cash dividends and voluntary cash contributions will be used to purchase common stock directly from United, or at United’s discretion, in the open market.

If, as we anticipate will usually be the case, shares are purchased from United’s authorized but unissued shares, or from shares United holds in treasury, the price of common stock purchased under the Plan will be the average of the high and low sales price of the common stock on the Nasdaq Global Select Market on the date when the shares are acquired from United (or, if no trade occurred on the Nasdaq Global Select Market on that date, on the next preceding date when a trade occurred).

If in United’s discretion shares are purchased on the open market, the price of common stock purchased under the Plan will be the average price of all shares of stock purchased in the open market for United’s shareholders who elect to participate in the Plan with respect to a particular dividend payment date, or the date purchases are made with voluntary cash contributions, as the case may be, with the aggregate funds used for such purchases.

Shareholders who do not desire to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. Participation in the Plan is entirely voluntary.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UCBI”. This prospectus should be retained for future reference.

Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 2 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is June 25, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”), covering the shares of our common stock that may be offered pursuant to our Dividend Reinvestment and Share Purchase Plan. This prospectus does not contain all of the information presented in the registration statement, and you should refer to the registration statement with its exhibits for further information. Statements in this prospectus describing or summarizing any contract or other document, including the Plan, are not complete, and you should review copies of those documents filed as exhibits to the registration statement for more detail. You may view the registration statement and its exhibits, or obtain copies of the exhibits, as set forth below under “Incorporation by Reference and Available Documents.”

No dealer, sales person or other individual has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

BUSINESS

United Community Banks, Inc. is a bank holding company registered with the Board of Governors of the Federal Reserve under the Bank Holding Company Act of 1956. As of March 31, 2014, we have total consolidated assets of $7.40 billion, total loans of $4.36 billion, total deposits of $6.25 billion and shareholders’ equity of $704 million. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank, which operates with decentralized management that is currently organized as 28 separate “community banks” with local bank presidents and boards in north Georgia, the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area (or MSA), the Gainesville, Georgia MSA, coastal Georgia, western North Carolina, east Tennessee and the Greenville-Anderson-Mauldin, South Carolina MSA. While we enjoy the efficiencies of a single bank charter, each of our community banks is led by a local president and management team who collectively have significant experience in and ties to their respective communities. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured lending, wire transfers, brokerage services and other financial services.

We were incorporated in 1987 as a Georgia corporation and commenced operations in 1988. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the period ended March 31, 2014. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Except as otherwise indicated or required by the context, references in this prospectus to we, our, us, United or the company refer to United Community Banks, Inc. and its subsidiaries. References to the Plan refer to our Dividend Reinvestment and Share Purchase Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward-Looking Statements”.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experiences may differ materially from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experiences to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as the following factors:

●	the condition of the general business and economic environment;

●	the results of our most recent internal credit stress test may not accurately predict the impact on our financial condition if the economy were to deteriorate;

●	our ability to maintain profitability;

●	our ability to fully realize our deferred tax asset balances, including net operating loss carry-forwards;

●	the risk that we may be required to increase the valuation allowance on our deferred tax asset in future periods;

●	the condition of the banking system and financial markets;

●	our ability to raise capital as may be necessary;

●	our ability to maintain liquidity or access other sources of funding;

●	changes in the cost and availability of funding;

●	the success of the local economies in which we operate;

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●	our lack of geographic diversification;

●	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

●	changes in prevailing interest rates may negatively affect our net income and the value of our assets;

●	our accounting and reporting policies;

●	if our allowance for loan losses is not sufficient to cover actual loan losses;

●	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

●	our reliance on third parties to provide key components of our business infrastructure;

●	competition from financial institutions and other financial service providers;

●	risks with respect to future expansion and acquisitions;

●	if the conditions in the stock market, the public debt market and other capital markets deteriorate;

●	the impact of the Dodd-Frank Wall Street Reform Act of 2010 and related regulations;

●	changes in laws and regulations or failures to comply with such laws and regulations;

●	changes in regulatory capital requirements;

●	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;

●	regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that occur; and

●	changes in tax laws, regulations and interpretations or challenges to our income tax provision.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that United files with the SEC. United cautions that the foregoing list of factors is not exclusive and not to place undue reliance on forward-looking statements. United does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

USE OF PROCEEDS

We anticipate that most shares of common stock purchased pursuant to the Plan will be purchased from United. We intend to apply the proceeds received in those sales for United’s general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, or refinancing or extending the maturity of debt obligations and investments at the holding company level. We do not know precisely the number of shares that may ultimately be sold pursuant to the Plan or the prices at which those shares will be sold, and therefore we cannot determine the amount of proceeds that will be generated.

If shares of common stock are purchased by the Plan in the open market, United will not receive any proceeds from such purchases.

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DESCRIPTION OF THE PLAN

 The following questions and answers summarize our Dividend Reinvestment and Share Purchase Plan.

Purpose

1.             What is the purpose of the Plan?

The Dividend Reinvestment and Share Purchase Plan provides shareholders with a convenient and economical way to reinvest cash dividends and make voluntary cash contributions to purchase shares of United common stock. If shares purchased through the Plan are acquired directly from United (as we anticipate will usually be the case) and not in the open market, United will receive funds that it can use for general corporate purposes.

Participation

2.           Who is eligible to participate in the Plan?

All holders of common stock who have stock registered in their names on the records maintained by our transfer agent and registrar are eligible to participate in the Plan. If your stock is registered in someone else’s name, such as in the name of your broker, you should contact your broker to arrange for them to participate on your behalf, or you must become a shareholder of record by having shares held by your broker registered in your name.

You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for us to permit your participation.

Your right to participate in the Plan is not transferable, apart from a transfer of your common stock to another person.

Shareholders who do not participate in the Plan will continue to receive cash and other dividends and distributions, as declared, in the usual manner.

3.           What elections are available to those eligible to participate?

You may elect to have cash dividends on all or a portion of the shares registered in your name automatically reinvested in common stock. You may also make voluntary cash contributions of at least $25 per contribution, but not more than an aggregate of $30,000 per quarter, for the purchase of additional shares of common stock. See “— Voluntary Cash Contributions” below for information on purchasing United shares.

Administration

4.           Who will administer the Plan?

United has engaged Continental Stock Transfer & Trust Company (the “Plan Administrator”) to administer the Plan, keep records, send statements of account to each participant and perform other duties related to the Plan. The Plan Administrator will act as agent for the participants by purchasing shares directly from United, or at United’s discretion, in the open market.

Shares purchased for you under the Plan will be registered in the name of the Plan Administrator or the Plan Administrator’s nominee, and will be held for you in safekeeping until you request, in writing, the issuance of certificates for all or a portion of your shares, as more fully explained in Question 20.

In addition to being the Plan Administrator of the Plan, Continental Stock Transfer & Trust Company also serves as United’s transfer agent and may provide in the future, other financial and trust services, such as brokerage services. If Continental Stock Transfer & Trust Company, as the Plan Administrator, sells any shares on your behalf, Continental Stock Transfer & Trust Company may use, and commissions may be paid by you to, a broker-dealer affiliated with Continental Stock Transfer & Trust Company. In addition, if Continental Stock Transfer & Trust Company, as the Plan Administrator, purchases shares for the Plan in the open market, it again may use an affiliated broker-dealer.

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The Plan Administrator may at any time resign by giving written notice to us, or may be removed by us. If a vacancy occurs in this position, we will appoint a successor Plan Administrator.

5.           How does an eligible shareholder enroll or change elections under the Plan?

An eligible shareholder may enroll by completing and signing an enrollment card for the Plan and returning it to the Plan Administrator. You may change your reinvestment options at any time by completing and signing a new enrollment card and returning it to the Plan Administrator. If your shares are registered in more than one name, all registered holders must sign the enrollment card.

You may obtain an enrollment card at any time by:

●	Telephoning United’s Investor Relations department, toll-free, at 1-866-270-5900;

●	Visiting the Investor Relations area at United’s website, www.ucbi.com; or

●	Contacting Continental Stock Transfer & Trust Company, the Plan Administrator, at:

Continental Stock Transfer & Trust Company
17 Battery Park 8th Floor
New York, New York 10004
Telephone: (212) 509-4000

Participants can also access Plan forms and account information and conduct most plan activities online at www.continentalstock.com. To access your online account information, you must have your Investor ID.

The enrollment card directs the Plan Administrator to reinvest cash dividends on all or a portion of the shares of common stock currently or subsequently registered in your name and on all whole and fractional shares of common stock credited to your Plan account, in accordance with the Plan.

Enrolling in the Plan also permits you to make separate voluntary cash contributions for the purchase of additional shares of common stock in accordance with the Plan. If you wish to make voluntary cash contributions to purchase new shares, but do not want dividends on other shares of common stock registered in your name to be automatically reinvested, you should still fill out an enrollment card, but indicate on the card that you do not want dividends reinvested on those shares registered in your name in accordance with the instructions on the card.

Shares purchased with voluntary cash contributions will be enrolled in the Plan, so even if you have previously indicated that you did not want dividends reinvested on other shares registered in your name, any dividends on shares you purchase through voluntary cash contributions will nevertheless be automatically reinvested in new shares of common stock, and held by the Plan Administrator on your behalf in safekeeping until you elect to withdraw them as described in Question 20.

6.           When may an eligible shareholder enroll?

Eligible shareholders may enroll at any time. Reinvestment of dividends will start with the dividend payment occurring after receipt of your enrollment card, provided the Plan Administrator receives it at least five (5) business days prior to the record date for that dividend — otherwise, reinvestment of dividends will be delayed until the next dividend payment date.

You will remain a participant in the Plan until you elect to discontinue the reinvestment of dividends, or sell or otherwise dispose of all the shares of common stock with respect to which you have elected to participate in the Plan.

7.           Should participants stay in contact with the Plan Administrator?

Yes. Each state has unclaimed property laws that typically specify that if an account owner does not initiate “active contact” with a plan agent during any three-year period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of “abandoned,” the plan agent is legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence. Therefore, participants should immediately notify the Plan Administrator of any change of address and respond as directed to mailings requesting they contact the Plan Administrator.

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8.           What happens upon a participant’s death or legal incapacitation?

The participant’s legal representative should notify the Plan Administrator as soon as possible for specific information regarding the disposition of assets.

Advantages and Disadvantages

9.           What are the advantages of the Plan?

Advantages for shareholders electing to participate in the Plan include:

●	You may automatically reinvest your cash dividends in additional shares of common stock.

●	You may invest in common stock through voluntary cash contributions of at least $25 per contribution, up to a maximum of $30,000 per quarter.

●
Your funds will be fully invested in common stock because the Plan permits fractional shares to be credited to your Plan account. Dividends on fractional shares, as well as on whole shares, will be reinvested in additional shares, and such shares will be credited to your Plan account.

●	You will avoid the need for safekeeping of stock certificates for shares credited to your Plan account.

●	You will receive statements of your Plan account to simplify your recordkeeping that will reflect account activities, including purchases, reinvested dividends and the latest balance.

10.         What are the disadvantages of the Plan?

Disadvantages include:

●	For U.S. federal income tax purposes, you will continue to be taxed on dividends reinvested into new shares of common stock in the same way you are taxed on cash dividends. See Question 24 below.

●
You may not necessarily get the most advantageous execution of trades for shares purchased through voluntary cash contributions — that is, a broker purchasing shares on your behalf might be able to obtain shares in the open market at a lower price.

●
You cannot pledge shares of stock that are held by the Plan Administrator on your behalf. You may however request that the Plan Administrator issue you a stock certificate registered in your name that can then be pledged. See Questions 20 and 21 below.

Purchases

11.         How will shares of common stock be acquired under the Plan?

Shares for the Plan will be acquired from United, either from its authorized but unissued shares or from shares United holds in treasury. In United’s discretion, shares may also be obtained through open market purchases.

Shares purchased from United will be delivered by United, registered in the name of the Plan Administrator or the Plan Administrator’s nominee, to the Plan Administrator for safekeeping. The decision to have shares purchased for the Plan in the open market will be made by United in its sole discretion based on general market conditions, the relationship between market prices and book value per share, regulatory requirements and other factors deemed relevant by United.

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12.         How many shares will be purchased for participants?

The number of shares credited to your account will depend on the amount of dividends you elect to reinvest as well as any voluntary cash contributions you make to purchase shares. Your Plan account will be credited with the number of shares (including any fractional shares computed to four decimal places) that results from dividing the total amount of dividends you reinvest and any voluntary cash contributions by the applicable share price on the day dividends are reinvested or voluntary cash contributions are used to purchase shares, as applicable. Dividends on all shares credited to your Plan account, including fractional shares, will be automatically reinvested in additional shares of common stock until such shares are sold or withdrawn from your Plan account.

The Plan does not represent a change in our dividend policy or a guarantee of future dividends. Our Board of Directors will continue to determine whether to pay dividends based on United’s earnings, financial condition and other factors.

13.         When will shares of common stock be purchased under the Plan?

The Plan Administrator will apply the available combined funds of all participants to purchase common stock as soon as practicable on or after:

●	the relevant dividend payment date in the case of reinvested dividends, or

●	twice per week in the case of voluntary cash contributions.

The Plan Administrator will make every reasonable effort to reinvest all dividends and invest cash contributions as described above, except when:

●	in the opinion of the administrator or United’s legal counsel, such investments are restricted by any applicable state or federal securities law; or

●	in the case of purchases made on the open market, if the total funds received by the Plan Administrator are insufficient to purchase a “round lot” of at least 100 shares of common stock.

In those events, or in any other circumstance in which planned purchases cannot be made, all cash dividends paid to the Plan Administrator for the benefit of participants and voluntary cash contributions received by the Plan Administrator will either be invested in shares of common stock within 30 days of receipt by the Plan Administrator, or else be returned to the participant.

Any amount received as a voluntary cash contribution will be returned to the participant if the Plan Administrator receives a written notice requesting such return at least two (2) business days prior to the next date voluntary cash contributions are invested.

All dividends and cash contributions will be held pending investment in a non-interest bearing account maintained by the Plan Administrator, and no interest will be paid on funds held by the Plan Administrator.

14.         At what price will shares of common stock be purchased under the Plan?

If, as we anticipate will usually be the case, shares are purchased from United’s authorized but unissued shares, or from shares United holds in treasury, the price of common stock purchased under the Plan will be the average of the high and low sales price of the common stock on the Nasdaq Global Select Market on the date when the shares are acquired from United (or, if no trade occurred on the Nasdaq Global Select Market on that date, on the next preceding date when a trade occurred).

If, in United’s discretion, shares are purchased on the open market, the price of common stock purchased under the Plan will be the average price of all shares of stock purchased in the open market for United’s shareholders who elect to participate in the Plan with respect to a particular dividend payment date, or the date purchases are made with voluntary cash contributions, as the case may be, with the aggregate funds used for such purchases.

Cash dividends and voluntary cash contributions credited to a participant’s account will be commingled with the cash dividends and voluntary cash contributions credited to all accounts under the Plan.

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Since it may not be possible or practicable for the Plan Administrator to acquire sufficient shares for the Plan in the open market with respect to a particular dividend reinvestment or cash contribution investment date at one time, open market purchases for the Plan may occur at various times and at various purchase prices.

Voluntary Cash Contributions

15.         How can a participant make voluntary cash contributions?

After enrolling, a participant can make voluntary cash purchases by sending the Plan Administrator a check or money order with the share purchase transmittal form provided with the enrollment card. Do not send cash. Voluntary cash contributions must be made in U.S. Dollars and can vary with each payment; however, each voluntary cash contribution must be at least $25, and the aggregate of such payments cannot exceed $30,000 per quarter.

16.         When will voluntary cash contributions be invested?

Purchases of common stock with voluntary cash contributions will be made twice per week, subject to the restrictions described in the answer to Question 13 above. These voluntary cash contributions will be invested by the Plan Administrator on the first voluntary cash contribution investment date occurring no later than three (3) business days after the Plan Administrator’s receipt of:

●	a properly completed enrollment card, if one has not previously submitted, and

●	voluntary cash contributions in at least the minimum amount, accompanied by a properly completed share purchase transmittal form.

Interest will not be paid on voluntary cash contributions.

17.        Under what circumstances will a voluntary cash contribution be returned?

If you send in less than $25, your contribution will be returned, or if you send in more than $30,000 during a quarter, the excess will be returned. Your uninvested voluntary cash contribution will also be returned to you upon written request received by the Plan Administrator at least two (2) business days prior to the next date voluntary cash contributions are invested. In addition, all voluntary cash contributions not invested in shares of common stock within thirty (30) days of receipt by the Plan Administrator (for instance, because of the restrictions described in the answer to Question 13 above) shall be returned to you.

Costs

18.         Are there any expenses to participants in connection with purchases under the Plan?

Yes. Participants will incur brokerage commissions and transaction fees and other customary charges in connection with purchases under the Plan. However, the costs of administration of the Plan will be paid by United.

If you instruct the Plan Administrator to sell shares on your behalf, you will have to pay customary brokerage commissions. In addition, for U.S. federal income tax purposes, you will generally have to pay tax on dividends that are reinvested to the same extent you pay tax on cash dividends. See Question 24 below.

Reports to Participants

19.         What reports will be sent to participants in the Plan?

Unless you elect to receive only electronic statements, the Plan Administrator will mail you a statement after your dividends and voluntary cash contributions are invested, and statements after other types of account activity. These statements are your continuing record of current activity and the cost of your purchases and should be retained for tax purposes.

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In addition, you will continue to receive information you need for reporting your dividend income for Federal income tax purposes.

Participants can also access Plan forms and account information and conduct most plan activities online at www.continentalstock.com. To access your online account information, you must have your Investor ID.

Certificates for Shares

20.         Will certificates be issued for shares purchased?

Certificates will not be issued to you for shares credited to your Plan account unless you make a request to the Plan Administrator in writing to do so. Shares purchased through the Plan will be credited to your Plan account, but they will not be registered in your name. Instead, they will be registered in the name of the Plan Administrator or the Plan Administrator’s nominee and credited to your Plan account. This protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by United. The number of shares credited to your Plan account will be shown on your account statements.

At any time, you may request in writing that the Plan Administrator send you a certificate for all or a portion of the whole shares credited to your Plan account. The request should be mailed to the Plan Administrator at the address shown in Question 5. Certificates for fractional shares will not be issued under any circumstances, but cash payments will be made as described in Question 23.

21.         May shares in a Plan account be pledged?

No. Shares credited to your Plan account may not be pledged or assigned. If you wish to pledge or assign such shares, you must request that certificates for the number of shares you would like to pledge be issued to you in the manner described in Question 20 above.

22.         May I deposit other stock certificates into my Plan account?

Yes. The Plan Administrator will deposit into your Plan account any stock certificates that you may already have. Certificates deposited with the Plan Administrator will be treated as participating stock in the Plan, and consequently dividends on such shares will be reinvested. There is no charge for such deposits. If you are interested in this service, please contact the Plan Administrator at the address shown in Question 5 for details. The Plan Administrator will not hold stock certificates for you that are not enrolled in the Plan.

Termination of Participation in the Plan and Withdrawal of Shares

23.         How can a participant terminate participation in the Plan or withdraw some of the shares credited to the Plan account?

You may direct the Plan Administrator, in writing, at any time to discontinue the automatic reinvestment of cash dividends. You may also withdraw all or a portion of the shares credited to your Plan account by notifying the Plan Administrator in writing and specifying the number of shares to be withdrawn. This notice should be mailed to the Plan Administrator at the address shown in Question 5. Any remaining whole and fractional shares will continue to be credited to your Plan account.

If the request to terminate or withdraw shares is not received at least five (5) business days prior to the record date for a dividend payment, any amount paid on the payment date will be reinvested for the participant’s account.

If you or United terminate your participation in the Plan, or if United should terminate the entire Plan, your shares of participating stock will be evidenced by registration in your name in uncertificated, book-entry form on the books of United in accordance with a direct registration system. Within a reasonable time after the issuance of uncertificated shares, United will send you a written notice in accordance with its bylaws. If you request, the Plan Administrator will sell full shares of your common stock and pay the proceeds of sale to you after deducting customary brokerage commissions and transaction fees.

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Any fractional interests in shares will be aggregated and sold with those of other terminating participants. The proceeds to each participant will be the average sales price of all shares so aggregated and sold, less customary brokerage commissions and transaction fees.

Your notice of termination will be treated as a request for the withdrawal of any uninvested voluntary cash contributions. Any amount you previously submitted as a voluntary cash contribution will be returned to you if the Plan Administrator receives the written notice of termination at least two (2) business days before the cash contributions are invested.

If you dispose of all shares of common stock registered in your name, that disposition will be considered an act of termination.

Certain Material Federal Income Tax Consequences to Participants

24.         What are some of the material federal income tax consequences of participation in the Plan?

In general, participants will have the same federal income tax consequences relating to distributions, including dividends, paid with respect to their shares as those of nonparticipating holders of United’s common stock.

A participant will be treated for federal income tax purposes as having received on each dividend payment date the full amount of the cash that would be otherwise payable on that date with respect to both the shares registered in the participant’s name and the shares held for the participant’s account under the Plan (including any brokerage commissions and service charges on any open market purchases paid on the participant’s behalf), even though that amount or a portion thereof is not actually received by the participant in cash, but instead is applied to the purchase of new shares for the participant’s account.

A participant’s initial federal income tax basis for shares acquired under the Plan with reinvested dividends, or with voluntary cash contributions, will be the cost of such shares on the date of purchase, or the amount of such voluntary cash contributions, as applicable, including the amount of any brokerage commissions and service charges on open market purchases paid on the participant’s behalf. Information provided to you and the Internal Revenue Service will show the amount paid on your behalf.

Participants will not realize taxable income in the event they elect to receive certificates for whole shares credited to their accounts under the Plan. However, participants who, upon withdrawing from or the termination of the Plan, receive a cash payment for any full or fractional share then held in their account will realize a gain or loss measured by the difference between the amount of the cash they receive and the tax basis of such share or fraction thereof.

Foreign participants electing to have dividends reinvested and would otherwise be subject to United States tax withholding, will have an amount equal to the dividends otherwise payable to such participants, less any amount of tax required to be withheld, applied to the purchase of common stock under the Plan.

Federal tax law imposes certain reporting requirements upon brokers and certain other parties. As a result, the Plan Administrator will be required to provide information to the Internal Revenue Service and you with respect to any sales of common stock by the Plan Administrator for your Plan account. If dividends become subject to federal backup or income tax withholding, the amount reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

The foregoing is only a summary of certain material tax provisions. For further information on the tax consequences of participation in the Plan, including any basis adjustments you may be required to make for distributions not constituting dividends, or with respect to any future changes in applicable laws and regulations, and interpretations thereof, you should consult your own tax advisor.

Other Provisions of the Plan

25.         What happens if United declares a stock dividend or a stock split?

Shares of common stock distributed by United pursuant to a stock dividend or a stock split with respect to shares of common stock credited to your Plan account will be added to your Plan account and treated as enrolled in the Plan. Other types of distributions on the common stock, and dividends and distributions on other classes of United’s capital stock, will be distributed to the security holders in the usual manner.

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26.          How will a participant’s shares credited to a Plan account be voted at shareholders’ meetings?

Shares credited to your Plan account will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of shareholders, along with the company’s annual report to shareholders, its notice of annual meeting and proxy statement. This proxy will apply to all shares owned directly by you, including shares credited to your Plan account (but will not apply to shares you hold through brokers or other nominees), and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If you return a signed proxy to the Plan Administrator without directing how the shares are to be voted, the Plan Administrator will vote the shares on any proposal in accordance with the company’s recommendations.

27.         What is the responsibility of United and the Plan Administrator under the Plan?

United and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a participant’s Plan account upon such participant’s death prior to receipt of notice in writing of such death, or any claim with respect to the timing or the price of any purchase or sale or with respect to any loss or fluctuation in the market value after any purchase of shares.

Neither United nor the Plan Administrator can assure participants of a profit or protect them against a loss on shares purchased or sold under the Plan.

28.         May the Plan be changed or discontinued?

United reserves the right to suspend, amend or terminate the Plan at any time, including the period between a dividend record date and the related dividend payment date. United also reserves the right to make modifications to the Plan and to appoint a new agent in the place of the Plan Administrator at any time. All participants affected will be notified of any such suspension, amendment, termination or modification, but any such suspensions, amendments, terminations or modifications will be effective on adoption, even before participants receive notice thereof. Upon a termination of the Plan, except in the circumstances described below, any uninvested voluntary cash contributions will be returned, and your shares of participating stock will be evidenced by registration in your name in uncertificated, book-entry form on the books of United in accordance with a direct registration system.

If United terminates the Plan for the purpose of establishing another dividend reinvestment and common stock purchase plan, participants in the Plan will be enrolled automatically in such new Plan, and shares credited to their Plan accounts will be credited automatically to such new plan, unless notice is received to the contrary.

United also reserves the right to terminate any shareholder’s participation in the Plan at any time.

29.         How may shareholders obtain answers to other questions regarding the Plan?

Shareholders may obtain answers to other questions concerning the Plan by contacting United’s Investor Relations department or the Plan Administrator. See Question 5 for contact information for United’s Investor Relations department and the Plan Administrator.

30.          How is the Plan to be interpreted?

The Plan, the enrollment card signed by participants, the share purchase transmittal form and the participants’ Plan accounts shall be governed by and construed in accordance with the laws of the State of Georgia and applicable state and federal securities and other laws. Any question of interpretation arising under the Plan will be determined by United, and any such determination will be final.

United may adopt rules and regulations to facilitate the administration of the Plan.

31.          What are some of the responsibilities of participants?

You should notify the Plan Administrator promptly in writing of any change of address. Notices to participants will be given by letter addressed to them at their last address of record with the Plan Administrator under the Plan.

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32.         May I write checks against my Plan account?

You have no right to draw checks or drafts against your Plan account or to give instructions to the Plan Administrator with respect to any shares of common stock or cash held therein except as expressly provided in the Plan.

DESCRIPTION OF OUR COMMON STOCK

The following is a general description of the terms and provisions of our common stock. This summary is not meant to be a complete description of our common stock. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. The Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011.

Our authorized voting common stock (the “common stock”) consists of 100,000,000 shares, $1.00 par value per share. Our authorized non-voting common stock (the “non-voting common stock”) consists of 26,000,000 shares, $1.00 par value per share. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares of common stock do not have cumulative voting rights. Upon liquidation, holders of our common stock and non-voting common stock will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any of our preferred stock, all of our assets available for distribution, in cash or in kind.

Subject to the rights of holders of any of our preferred stock, all shares of our common stock and non-voting common stock are entitled to share equally in any dividends that our board of directors may declare on our common stock and non-voting common stock from sources legally available for distribution.

As of April 30, 2014, there were approximately 6,587 record shareholders and 16,650 beneficial shareholders of our common stock and non-voting common stock, and an aggregate of 60,093,761 shares of common stock and non-voting common stock were issued and outstanding including 50,012,974 voting shares and 10,080,787 non-voting shares. Also outstanding were presently exercisable options to acquire 313,439 shares, presently exercisable warrants to acquire 1,631,673 shares, 239,075 shares issuable under our deferred compensation plan and 1,096,926 shares issuable upon the vesting of restricted stock and restricted stock units.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Troutman Sanders LLP.

EXPERTS

The financial statements as of December 31, 2013 and for the year ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of United and its subsidiaries as of December 31, 2012 and 2011, and for the two-year period ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference in this prospectus have been audited by Porter Keadle Moore, LLC, independent registered public accounting firm, as stated in their report dated March 1, 2013, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

●	our Proxy Statement for the 2014 Annual Meeting;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014;

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●
our Current Reports on Form 8-K filed on January 13, 2014, January 23, 2014, January 28, 2014, March 6, 2014, March 25, 2014, March 27, 2014, April 24, 2014 and May 15, 2014 (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein));

●
all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2013 (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)); and

●
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 to register the shares of common stock being offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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PROSPECTUS

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

500,000 SHARES
COMMON STOCK
$1.00 PAR VALUE

June 25, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee, and reflect only the initial costs of establishing the Plan.

SEC registration fee	$1,073
Legal fees and expenses	7,500
Accounting fees and expenses	5,000
Miscellaneous	1,000

Total	$14,573

Item 15.                 Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no director shall be personally liable to United or our shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

Our Bylaws require us to indemnify our directors, officers, employees, and agents against judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred in connection with various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

In addition, our Bylaws require us to indemnify our directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in our favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, we will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to us, unless so ordered by the court in which the legal action or proceeding is brought.

A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) our legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions or (4) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16.                 Exhibits.

Exhibit No.	Description

4	United Community Banks, Inc. Dividend Reinvestment and Share Purchase Plan

5	Opinion and Consent of Troutman Sanders LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Porter Keadle Moore, LLC

23.3	Consent of Troutman Sanders LLP (included as part of Exhibit 5)

24	Power of Attorney (including on the Signature Page to the Registration Statement)

Item 17.                 Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, United Community Banks, Inc. certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on June 25, 2014.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Name:	Jimmy C. Tallent
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Rex S. Schuette
Name:	Rex S. Schuette
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Alan H. Kumler
Name:	Alan H. Kumler
Title:	Senior Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and W.C. Nelson, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 2014.

Signature	Title

/s/ Jimmy C. Tallent Jimmy C. Tallent	President, Chief Executive Officer and Director (Principal Executive Officer

/s/ Rex S. Schuette Rex S. Schuette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Alan H. Kumler Alan H. Kumler	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ W.C. Nelson, Jr. W.C. Nelson, Jr.	Chairman of the Board

/s/ Robert H. Blalock Robert H. Blalock	Director

/s/ Clifford V. Brokaw Clifford V. Brokaw	Director

/s/ L. Cathy Cox L. Cathy Cox	Director

/s/ Steven J. Goldstein Steven J. Goldstein	Director

/s/ Thomas A. Richlovsky Thomas A. Richlovsky	Director

/s/ Tim R. Wallis Tim R. Wallis	Director

EXHIBIT INDEX

Exhibit No.	Description
4	United Community Banks, Inc. Dividend Reinvestment and Share Purchase Plan

5	Opinion and Consent of Troutman Sanders LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Porter Keadle Moore, LLC

23.3	Consent of Troutman Sanders LLP (included as part of Exhibit 5)

24	Power of Attorney (included on the Signature Page to the Registration Statement)